Exhibit 99.1

UNITED STATES DEPARTMENT OF JUSTICE CLOSES INVESTIGATION INTO ABIOMED’S IMPELLA 2.5

DANVERS, MA – June 29, 2015 – Abiomed, Inc. (NASDAQ: ABMD), a leading provider of breakthrough heart support technologies, today announced that it has received confirmation from the United States Department of Justice that it has closed its investigation into the company’s marketing of the Impella® 2.5 device without taking enforcement action.

“We are pleased that the Department of Justice has chosen to close its investigation without pursuing any further action and that this matter is now behind us. We have always remained steadfast in our integrity and our commitment to putting our patients first,” said Michael R. Minogue, Chairman, President, Chief Executive Officer, Abiomed.

On October 26, 2012, Abiomed was informed that the United States Attorney’s Office for the District of Columbia had initiated an investigation and was seeking documents from the company related to its marketing and labeling of the Impella 2.5. Abiomed has cooperated fully with the government inquiry since its inception.

ABOUT ABIOMED

Based in Danvers, Massachusetts, Abiomed, Inc., is a leading provider of medical devices that provide circulatory support. Our products are designed to enable the heart to rest by improving blood flow and/or performing the pumping of the heart. For additional information please visit: www.abiomed.com.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements, including statements regarding development of Abiomed’s existing and new products, the Company’s progress toward commercial growth, and future opportunities and expected regulatory approvals. The Company’s actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including uncertainties associated with development, testing and related regulatory approvals, including the potential for future losses, complex manufacturing, high quality requirements, dependence on limited sources of supply, competition, technological change, government regulation, litigation matters, future capital needs and uncertainty of additional financing, and other risks and challenges detailed in the Company’s filings with the Securities and Exchange Commission, including the most recently filed Annual Report on Form 10-K. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.

For more information, please contact:

Aimee Genzler

Director, Corporate Communications

978-646-1553

agenzler@abiomed.com

Ingrid Goldberg

Director, Investor Relations

igoldberg@abiomed.com